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                                                                    Exhiibt 10.6

                           TRADEMARK LICENSE AGREEMENT

                  This Trademark License Agreement (the "License") is entered into this 9th day of July, 1998, by and between GENERAC CORPORATION, a Wisconsin corporation ("Licensor"), and GENERAC PORTABLE PRODUCTS, INC. (F/K/A GPPC, INC.), a Delaware corporation ("Licensee"). (Licensor and Licensee are sometimes referred to hereinafter collectively as the "Parties" and individually as a "Party.")

                                    RECITALS

                  A. Licensee and Licensor have entered into a separate Asset Purchase and Sale Agreement (the "Purchase Agreement") under which Licensee will purchase the Licensor's Portable Products Division (the "Division"), which consists of certain assets relating to the business of manufacturing, marketing and selling portable consumer generators, pressure washers and engine driven welders ("Products").

                  B. Licensor is the owner of certain rights to the "GENERAC" trademark in various forms.

                  C. Licensee wishes to obtain from Licensor, and Licensor wishes to grant to Licensee, a limited license to use the trademark "GENERAC PORTABLE PRODUCTS" (the "Trademark") in connection with the manufacturing, marketing and sale of Products (the "Business"), under the terms and conditions described below.

                                   AGREEMENTS

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. GRANT. Licensor hereby grants to Licensee a limited exclusive right during the term of this License to use the Trademark on Products and their packaging, and on printed materials advertising the Products, throughout any portion of the world in which Licensor possesses rights to the Trademark (the "Territory"). Licensor hereby further grants to Licensee a limited exclusive right during the term of this License to use the Trademark as a part of the name of the entities under which it and its affiliates conduct the Business. Licensee may use the Trademark with respect to the Business, but shall not use the Trademark in connection with any other goods or services. Licensee may use the Trademark only in the forms appearing in Exhibit A attached hereto (as that Exhibit may be amended from time to time in accordance with section 8 of this License),

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and shall not modify the Trademark without the prior, written consent of
Licensor.

                  2. TERM. The term of this License shall start on the effective date of the Purchase Agreement, and shall continue in perpetuity unless terminated under section 5 of this License.

                  3. QUALITY STANDARDS. All Products marketed or sold by Licensee under the Trademark shall meet or exceed in all material respects the quality of the same or similar products sold by Licensor under the Trademark immediately prior to the date of the Purchase Agreement, and shall conform to the requirements of all laws and regulations applicable to such Products in the Territory. The appearance and content of any promotional materials distributed by Licensee bearing the Trademark shall be of such a nature that they will not harm the public image of the Trademark or the consumer goodwill related thereto, and shall also conform to the requirements of all laws and regulations applicable to such materials in the Territory.

                  4. QUALITY CONTROL SAMPLES. Licensee shall provide to Licensor, at cost, such samples of Products as Licensor may reasonably request from time to time for the purpose of ensuring that Products marketed or sold under the Trademark meet the quality standards described in section 3 of this License. Licensee shall provide to Licensor, at no charge and prior to any public distribution, with representative samples of all promotional materials developed by Licensee bearing the Trademark. With advance notice and during normal business hours, Licensee shall also provide Licensor or its representatives with such access to manufacturing facilities and worksites as is reasonably necessary to check on the quality of Products being manufactured by or for Licensee for marketing or sale under the Trademark.

                  5. TERMINATION. Any breach of this License or the Purchase Agreement by Licensee shall be adequate grounds for termination of this License by Licensor, at Licensor's sole discretion, if: (a) such breach remains uncured 30 days following Licensor's written notice to Licensee of such breach, or (b) the material term breached by Licensee has previously been breached and cured by Licensee twice prior to such breach. Upon termination of this License, Licensee shall provide Licensor with all tangible embodiments of the Trademark under Licensee's control, and will make no further use of the Trademark, although Licensee may have three months following termination to sell off any inventory of Products that are in Licensee's possession and bear the Trademark on the date of termination.

                  6. OWNERSHIP AND ENFORCEMENT. Licensor represents and warrants that it is the owner of trademark rights in the term GENERAC, including those rights granted by U.S. Trademark Registration Number 1,706,283, and that Licensor has the unfettered


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authority to license those rights in whole or part. Licensee acknowledges that, as between Licensor and Licensee, Licensor is the owner of the Trademark, that nothing in this License or the Purchase Agreement grants Licensee any ownership interest in the Trademark, and that any goodwill arising from Licensee's use of the Trademark shall inure to the benefit of Licensor. Licensee agrees that it shall not assist or encourage, through action or inaction, any challenge to the validity of the Trademark or Licensor's ownership of the Trademark. Licensee shall provide reasonable cooperation and support, and execute such documents as are reasonably required, to assist Licensor in any registration or maintenance of the Trademark that Licensor may choose to pursue. Upon learning of any actual or anticipated infringement of the Trademark by any third party, Licensee shall promptly inform Licensor of such infringement, and shall provide all reasonable support and cooperation to any enforcement efforts Licensor may choose to make to prevent or remedy such infringement. Licensor has no notice of any infringement claims against the Division relating to the Trademark.

                  7. NOTICES. Any notice to be given hereunder shall be given and deemed sufficient if in writing and delivered or two business days after being mailed by registered or certified mail, in the case of Licensor, to:

                    Generac Corporation
                    P.O. Box 8
                    Waukesha, WI 53187
                    Attn:  Robert D. Kern, Chairman of the Board

with a copy to:
                    Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. 1000 North Water Street
                    Suite 2100
                    Milwaukee, WI 53202
                    Attn:  Richard A. Van Deuren, Esq.

and, in the case of Licensee, to:

                    Generac Portable Products, Inc. (f/k/a GPPC, Inc.) 399 Park Avenue
                    17th Floor
                    New York, NY 10022
                    Attn:  Mr. Eric Wilkinson

with a copy to:
                    King & Spalding


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                    1185 Avenue of the Americas
                    New York, NY 10036
                    Attn:  Mark Zvonkovic, Esq.

                  8. ASSIGNMENT, AMENDMENT AND SEVERABILITY. Neither party may assign or otherwise transfer this License or any rights or obligations hereunder without the prior written consent of the other party; provided, however, either party may assign, upon written notice to the other party and without the other party's consent, this License or its interest herein to any third party succeeding to its business. Subject to the foregoing, this License shall bind and inure to the benefit of Licensor, Licensee, and their respective representatives, heirs, successors and assigns. This License constitutes the entire agreement between the Parties regarding the Trademark and may not be substituted, varied or abridged in any manner except by written amendment executed by authorized officers of both Parties. In the event any provision of this License is found to be void or unenforceable, all remaining provisions of this License will remain in full force and effect.

                  9. GOVERNING LAW. This License and the relationship between the Parties will be governed by and construed in accordance with the internal laws of the State of Wisconsin.

                  10. COUNTERPARTS. This License may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this License has been executed and delivered as of the date first above written.


                                       GENERAC CORPORATION

                                       BY /s/ Robert D. Kern
                                          -------------------------------
                                          Robert D. Kern
                                          Chairman of the Board


                                       GENERAC PORTABLE PRODUCTS, INC.
                                       (F/K/A GPPC, INC.)

                                       BY /s/ Eric R. Wilkinson
                                          -------------------------------
                                          Eric R. Wilkinson
                                          President




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                                    EXHIBIT A

                         Licensed Forms of the Trademark

1.      GENERAC PORTABLE PRODUCTS (in all standard scripts and fonts)